EXHIBIT 99.1

CardioGenics Announces Lock-Up Agreement with Dr. Yahia Gawad

Chief Executive Officer of CardioGenics Locks-Up
150,000,000 shares until March 15, 2014

Mississauga, Ontario – March 16, 2010 — CardioGenics Holdings Inc. (OTC BB: CGNH), a developer of technology and products targeting the Point-Of-Care (POC) segment of the IVD market announced today that the Company has entered into a lock-up agreement with its chief executive officer, Dr. Yahia Gawad, pursuant to which Dr. Gawad has agreed to lock-up 150,000,000 million shares of the Company’s common stock held indirectly by Dr. Gawad through “Exchangeable Shares“ in the Company’s wholly-owned Ontario, Canada subsidiary, CardioGenics ExchangeCo Inc. (“ExchangeCo”). ExchangeCo and WeirFoulds LLP, as “trustee” under that certain Voting and Exchange Trust Agreement dated July 6, 2009 among the Company, ExchangeCo and Weirfoulds LPP, are also parties to the lock-up agreement.

Pursuant to the terms of the lock-up agreement, the Exchangeable Shares (which are exchangeable into 150,000,000 shares of common stock) and the underlying 150,000,000 shares of common stock, may not be exchanged or sold by Dr. Gawad prior to March 15, 2014 (the “Restricted Securities”).

Notwithstanding the lock-up provisions, Dr. Gawad is permitted under the lock-up agreement to (1) pledge the Restricted Securities as collateral in a loan transaction involving Dr. Gawad and (2) transfer the Restricted Securities to a member of Dr. Gawad’s immediate family, provided such family member agrees, in writing, to be bound by the terms of the lock-up agreement.

In addition, in the event of a “Change-in-Control” of the Company during the lock-up period, the lock-up agreement shall terminate and become of no further force and effect immediately upon the effectiveness of such “Change-in-Control.” For purposes of the lock-up agreement, “Change-in-Control” means (i) any acquisition of more than 50% of the outstanding capital stock of the Company by any unrelated third party (“Third Party“); (ii) any merger of the Company into any Third Party; or (iii) any acquisition of substantially all of the assets of the Company by any Third Party.

Dr. Yahia Gawad, CEO of CardioGenics Holdings Inc., stated “Given the significant progress we have made towards commercialization of our proprietary paramagnetic beads and our QL Care Analyzer and Troponin I cardiovascular test, I felt that this would be a good time to send a clear message to our stockholders and potential investors as to how optimistic I am about the Company’s long-term and short-term prospects. In this regard, I don’t think that there is a better way of sending such a message than the lock-up agreement which I proposed to, and entered into with, the Company.”

The Company will also be filing a Current Report on Form 8-K with further details regarding Dr. Gawad’s lock-up agreement.

About CardioGenics Holdings Inc.

Through its CardioGenics subsidiaries, the Company develops technology and products targeting the immunoassay segment of the In-Vitro Diagnostic testing market. It has developed the QL Care Analyzer, a proprietary Point Of Care immuno-analyzer, which will run a number of diagnostic tests under development, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, the Company has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. The Company's principal offices are located in Mississauga, Ontario, Canada (web address at www.cardiogenics.com).

Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:
Wolfe Axelrod Weinberger Associates LLC
Robert Schatz, Managing Director
212.370.4500
rob@wolfeaxelrod.com

Media Relations:
The Investor Relations Group
Mike Graff, 212.825.3210